Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2024 RESULTS

Second Quarter 2024 Highlights
◾
Net sales of $1,022 million

◾
Operating income margin of 14.6%; Adjusted operating income margin of 17.4%

◾
EPS of $1.77; Adjusted EPS of $2.34

◾
Cash flows from operations of $171 million

◾
Returned $91 million to shareholders through dividends and share repurchases

CLEVELAND, Wednesday, July 31, 2024 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2024 net income of $101.7 million, or diluted earnings per share (EPS) of $1.77, which includes special item after-tax net charges of $32.6 million, or $0.57 EPS. This compares with prior year period net income of $137.3 million, or $2.36 EPS, which included special item after-tax net charges of $4.9 million, or $0.08 EPS. Excluding special items, second quarter 2024 adjusted net income was $134.3 million, or $2.34 adjusted EPS. This compares with adjusted net income of $142.2 million, or $2.44 adjusted EPS, in the prior year period.

Second quarter 2024 sales decreased 3.7% to $1,022 million reflecting a 4.4% decrease in organic sales and a 1.2% benefit from acquisitions. Operating income for the second quarter 2024 was $148.8 million, or 14.6% of sales, as compared with operating income of $178.0 million, or 16.8% of sales, in the prior year period. Excluding special items, adjusted operating income was $177.6 million, or 17.4% of sales, as compared with $184.2 million, or 17.4% of sales, in the prior year period.

“Our solid second quarter profit, earnings and cash conversion results demonstrate the team’s effective cost management and execution of our strategic initiatives while navigating a more challenging portion of the cycle,” stated Steven B. Hedlund, President and Chief Executive Officer. “We continue to focus on long-term growth and margin enhancement through innovation, acquisitions, and operational excellence, which I am confident will extend Lincoln’s competitive position and generate superior value.”

Six Months 2024 Summary

Net income for the six months ended June 30, 2024 was $225.1 million, or $3.91 EPS, which includes special item after-tax net charges of $37.8 million, or $0.66 EPS. This compares with prior period net income of $259.3 million, or $4.44 EPS, which included special item after-tax net charges of $7.2 million, or $0.13 EPS. Excluding these items, adjusted net income for the six months ended June 30, 2024 decreased 1.3% to $262.9 million, or $4.57 EPS, compared with $266.5 million, or $4.57 EPS, in the comparable 2023 period.

Sales decreased 4.6% to $2,002.9 million in the six months ended June 30, 2024 reflecting a 5.3% decrease in organic sales. Operating income for the six months ended June 30, 2024 was $313.9 million, or 15.7% of sales. This compares with operating income of $342.4 million, or 16.3% of sales, in the comparable 2023 period. Excluding special items, adjusted operating income was $349.0 million, or 17.4% of sales, as compared with $353.3 million, or 16.8% of sales, in the comparable 2023 period.

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2024 RESULTS

Financing Activities

On June 20, 2024, the Company agreed to issue three new series of senior unsecured private placement notes (collectively the “Notes”) in the aggregate principal amount of $550 million.  One series of Notes in the aggregate principal amount of $400 million was issued on June 20, 2024. The other two series of Notes will be issued on August 22, 2024. The Notes will have maturities ranging from 5 to 10 years with a weighted average effective interest rate of 5.2% including the impact of swaps.  The proceeds of the Notes were used to repay the Company’s $400 million term loan and for general corporate purposes. Once the Notes are fully issued, the Company’s total debt will be $1.25 billion with a weighted average effective interest rate of 4.08% including the impact of swaps. In addition, on June 20, 2024, the Company entered into a new revolving credit facility to provide up to $1 billion of borrowing capacity. The new revolving credit facility will initially bear interest on outstanding borrowings at a per annum rate equal to SOFR plus 1.10% and could fluctuate based on the Company’s total net leverage ratio at a spread ranging from SOFR plus 1.10% to SOFR plus 1.60%.

Webcast Information

A conference call to discuss second quarter 2024 financial results will be webcast live today, July 31, 2024, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 21 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2024 RESULTS

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended June 30,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$1,021,683	100.0%	$1,060,565	100.0%	$(38,882)	(3.7)%
Cost of goods sold	637,870	62.4%	687,137	64.8%	49,267	7.2%
Gross profit	383,813	37.6%	373,428	35.2%	10,385	2.8%
Selling, general & administrative expenses	208,485	20.4%	192,748	18.2%	(15,737)	(8.2)%
Rationalization and asset impairment charges	26,490	2.6%	2,667	0.3%	(23,823)	(893.3)%
Operating income	148,838	14.6%	178,013	16.8%	(29,175)	(16.4)%
Interest expense, net	10,661	1.0%	11,699	1.1%	1,038	8.9%
Other income (expense)	(1,553)	—	6,746	0.6%	(8,299)	(123.0)%
Income before income taxes	136,624	13.4%	173,060	16.3%	(36,436)	(21.1)%
Income taxes	34,916	3.4%	35,729	3.4%	813	2.3%
Effective tax rate	25.6%		20.6%		(5.0)%
Net income	$101,708	10.0%	$137,331	12.9%	$(35,623)	(25.9)%

Basic earnings per share	$1.79		$2.39		$(0.60)	(25.1)%
Diluted earnings per share	$1.77		$2.36		$(0.59)	(25.0)%
Weighted average shares (basic)	56,816		57,479
Weighted average shares (diluted)	57,366		58,303

					Fav (Unfav) to
	Six Months Ended June 30,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$2,002,880	100.0%	$2,099,908	100.0%	$(97,028)	(4.6)%
Cost of goods sold	1,250,668	62.4%	1,371,123	65.3%	120,455	8.8%
Gross profit	752,212	37.6%	728,785	34.7%	23,427	3.2%
Selling, general & administrative expenses	407,232	20.3%	382,864	18.2%	(24,368)	(6.4)%
Rationalization and asset impairment charges	31,095	1.6%	3,544	0.2%	(27,551)	(777.4)%
Operating income	313,885	15.7%	342,377	16.3%	(28,492)	(8.3)%
Interest expense, net	19,440	1.0%	24,899	1.2%	5,459	21.9%
Other income	709	0.0%	10,926	0.5%	(10,217)	(93.5)%
Income before income taxes	295,154	14.7%	328,404	15.6%	(33,250)	(10.1)%
Income taxes	70,031	3.5%	69,142	3.3%	(889)	(1.3)%
Effective tax rate	23.7%		21.1%		(2.6)%
Net income	$225,123	11.2%	$259,262	12.3%	$(34,139)	(13.2)%

Basic earnings per share	$3.96		$4.51		$(0.55)	(12.2)%
Diluted earnings per share	$3.91		$4.44		$(0.53)	(11.9)%
Weighted average shares (basic)	56,841		57,537
Weighted average shares (diluted)	57,505		58,353

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2024	December 31, 2023
Cash and cash equivalents	$272,672	$393,787
Accounts receivable, net	549,237	538,830
Inventories	582,730	562,864
Total current assets	1,613,106	1,693,111
Property, plant and equipment, net	583,832	575,316
Total assets	3,415,249	3,377,297
Trade accounts payable	351,445	325,435
Total current liabilities	783,567	754,610
Short-term debt (1)	6,254	2,439
Long-term debt, less current portion	1,098,430	1,102,771
Total equity	1,312,906	1,308,852

Operating Working Capital	June 30, 2024	December 31, 2023
Average operating working capital to Net sales (2)	18.0%	17.1%

Invested Capital	June 30, 2024	December 31, 2023
Short-term debt (1)	$6,254	$2,439
Long-term debt, less current portion	1,098,430	1,102,771
Total debt	1,104,684	1,105,210
Total equity	1,312,906	1,308,852
Invested capital	$2,417,590	$2,414,062

Total debt / invested capital	45.7%	45.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating income as reported	$148,838	$178,013	$313,885	$342,377
Special items (pre-tax):
Rationalization and asset impairment charges (2)	26,490	2,667	31,095	3,544
Acquisition transaction costs (3)	2,182	—	3,944	—
Amortization of step up in value of acquired inventories (4)	112	3,545	112	7,401
Adjusted operating income (1)	$177,622	$184,225	$349,036	$353,322
As a percent of net sales	17.4%	17.4%	17.4%	16.8%

Net income as reported	$101,708	$137,331	$225,123	$259,262
Special items:
Rationalization and asset impairment charges (2)	26,490	2,667	31,095	3,544
Acquisition transaction costs (3)	2,182	—	3,944	—
Amortization of step up in value of acquired inventories (4)	112	3,545	112	7,401
Loss (gain) on asset disposal (5)	4,950	—	4,950	(1,646)
Tax effect of Special items (6)	(1,182)	(1,311)	(2,308)	(2,129)
Adjusted net income (1)	134,260	142,232	262,916	266,432
Interest expense, net	10,661	11,699	19,440	24,899
Income taxes as reported	34,916	35,729	70,031	69,142
Tax effect of Special items (6)	1,182	1,311	2,308	2,129
Adjusted EBIT (1)	$181,019	$190,971	$354,695	$362,602

Effective tax rate as reported	25.6%	20.6%	23.7%	21.1%
Net special item tax impact	(4.4)%	0.1%	(2.1)%	—
Adjusted effective tax rate (1)	21.2%	20.7%	21.6%	21.1%

Diluted earnings per share as reported	$1.77	$2.36	$3.91	$4.44
Special items per share	0.57	0.08	0.66	0.13
Adjusted diluted earnings per share (1)	$2.34	$2.44	$4.57	$4.57

Weighted average shares (diluted)	57,366	58,303	57,505	58,353

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Primarily related to rationalization plans previously initiated within International Welding, including disposition of the Company’s Russian entity, and The Harris Products Group.

(3) Related to acquisitions and are included in Selling, general & administrative expenses.

(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Loss (gain) on asset disposal and included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2024	2023
Net income as reported	$511,110	$477,633
Plus: Interest expense (after-tax)	36,607	33,234
Less: Interest income (after-tax)	7,654	1,999
Net operating profit after taxes	$540,063	$508,868
Special Items:
Rationalization and asset impairment charges	16,237	14,291
Acquisition transaction costs	3,944	6,003
Pension settlement charges	845	—
Amortization of step up in value of acquired inventories	4,964	7,048
Loss (gain) on asset disposal	4,950	(1,646)
Tax effect of Special items (2)	2,357	(4,110)
Adjusted net operating profit after taxes (1)	$573,360	$530,454

Invested Capital	June 30, 2024	June 30, 2023
Short-term debt	$6,254	$10,406
Long-term debt, less current portion	1,098,430	1,103,898
Total debt	1,104,684	1,114,304
Total equity	1,312,906	1,201,424
Invested capital	$2,417,590	$2,315,728

Return on invested capital as reported	22.3%	22.0%
Adjusted return on invested capital (1)	23.7%	22.9%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$101,708	$137,331
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	23,687	1,134
Depreciation and amortization	20,865	21,917
Other non-cash items, net	4,589	22,074
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(4,881)	8,774
(Increase) decrease in inventories	(18,210)	76
Increase (decrease) in trade accounts payable	24,999	(5,275)
Net change in other current assets and liabilities	(5,455)	21,574
Net change in other long-term assets and liabilities	23,385	(8,760)
NET CASH PROVIDED BY OPERATING ACTIVITIES	170,687	198,845

INVESTING ACTIVITIES:
Capital expenditures	(23,139)	(21,765)
Acquisition of businesses, net of cash acquired	(152,654)	(32,657)
Proceeds from sale of property, plant and equipment	987	578
Purchase of marketable securities	—	(6,453)
NET CASH USED BY INVESTING ACTIVITIES	(174,806)	(60,297)

FINANCING ACTIVITIES:
Payments on short-term borrowings	(2,594)	(28,277)
Proceeds from long-term borrowings	400,000	—
Payments on long-term borrowings	(400,170)	(6,875)
Proceeds from exercise of stock options	543	9,534
Purchase of shares for treasury	(50,415)	(53,075)
Cash dividends paid to shareholders	(40,416)	(36,889)
NET CASH USED BY FINANCING ACTIVITIES	(93,052)	(115,582)

Effect of exchange rate changes on Cash and cash equivalents	(5,135)	(1,286)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(102,306)	21,680
Cash and cash equivalents at beginning of period	374,978	198,803
Cash and cash equivalents at end of period	$272,672	$220,483

Cash dividends paid per share	$0.71	$0.64

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$225,123	$259,262
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	23,751	1,134
Depreciation and amortization	42,451	43,212
Other non-cash items, net	16,535	21,386
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(14,484)	(18,890)
(Increase) decrease in inventories	(27,626)	6,267
Increase in trade accounts payable	28,956	1,566
Net change in other current assets and liabilities	(10,245)	15,474
Net change in other long-term assets and liabilities	19,520	(6,635)
NET CASH PROVIDED BY OPERATING ACTIVITIES	303,981	322,776

INVESTING ACTIVITIES:
Capital expenditures	(49,395)	(40,552)
Acquisition of businesses, net of cash acquired	(152,654)	(32,657)
Proceeds from sale of property, plant and equipment	1,303	3,892
Purchase of marketable securities	—	(7,029)
NET CASH USED BY INVESTING ACTIVITIES	(200,746)	(76,346)

FINANCING ACTIVITIES:
Payments on short-term borrowings	(578)	(72,224)
Proceeds from long-term borrowings	400,000	—
Payments on long-term borrowings	(400,339)	(6,978)
Proceeds from exercise of stock options	24,981	12,010
Purchase of shares for treasury	(160,820)	(85,234)
Cash dividends paid to shareholders	(81,696)	(74,472)
NET CASH USED BY FINANCING ACTIVITIES	(218,452)	(226,898)

Effect of exchange rate changes on Cash and cash equivalents	(5,898)	3,801
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(121,115)	23,333
Cash and cash equivalents at beginning of period	393,787	197,150
Cash and cash equivalents at end of period	$272,672	$220,483

Cash dividends paid per share	$1.42	$1.28

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended June 30, 2024
Net sales	$648,936	$238,758	$133,989	$—	$1,021,683
Inter-segment sales	37,800	8,849	3,272	(49,921)	—
Total sales	$686,736	$247,607	$137,261	$(49,921)	$1,021,683

Net income					$101,708
As a percent of total sales					10.0%

EBIT (1)	$136,297	$(5,525)	$25,063	$(8,550)	$147,285
As a percent of total sales	19.8%	(2.2)%	18.3%		14.4%
Special items charges (3)	354	31,234	(140)	2,286	33,734
Adjusted EBIT (2)	$136,651	$25,709	$24,923	$(6,264)	$181,019
As a percent of total sales	19.9%	10.4%	18.2%		17.7%

Three months ended June 30, 2023
Net sales	$676,966	$253,403	$130,196	$—	$1,060,565
Inter-segment sales	30,850	8,292	2,867	(42,009)	—
Total sales	$707,816	$261,695	$133,063	$(42,009)	$1,060,565

Net income					$137,331
As a percent of total sales					12.9%

EBIT (1)	$136,913	$30,519	$19,510	$(2,183)	$184,759
As a percent of total sales	19.3%	11.7%	14.7%		17.4%
Special items charges (4)	2,957	3,255	—	—	6,212
Adjusted EBIT (2)	$139,870	$33,774	$19,510	$(2,183)	$190,971
As a percent of total sales	19.8%	12.9%	14.7%		18.0%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect rationalization net charges of $26,284 in International Welding, primarily due to the impact of the Company’s disposition of its Russian entity, a loss on asset disposal of $4,950 recorded to Other income (expense) in International Welding, and acquisition transaction costs of $2,182 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $2,957 and $588 in Americas and International Welding, respectively, and rationalization and asset impairment net charges of $2,667 in International Welding.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Six months ended June 30, 2024
Net sales	$1,273,035	$474,519	$255,326	$—	$2,002,880
Inter-segment sales	67,778	17,257	6,365	(91,400)	—
Total sales	$1,340,813	$491,776	$261,691	$(91,400)	$2,002,880

Net income					$225,123
As a percent of total sales					11.2%

EBIT (1)	$272,396	$19,182	$43,406	$(20,390)	$314,594
As a percent of total sales	20.3%	3.9%	16.6%		15.7%
Special items charges (3)	354	34,304	1,396	4,047	40,101
Adjusted EBIT (2)	$272,750	$53,486	$44,802	$(16,343)	$354,695
As a percent of total sales	20.3%	10.9%	17.1%		17.7%

Six months ended June 30, 2023
Net sales	$1,335,611	$505,819	$258,478	$—	$2,099,908
Inter-segment sales	63,168	15,045	5,764	(83,977)	—
Total sales	$1,398,779	$520,864	$264,242	$(83,977)	$2,099,908

Net income					$259,262
As a percent of total sales					12.3%

EBIT (1)	$266,582	$59,814	$38,493	$(11,586)	$353,303
As a percent of total sales	19.1%	11.5%	14.6%		16.8%
Special items charges (4)	5,742	3,557	—	—	9,299
Adjusted EBIT (2)	$272,324	$63,371	$38,493	$(11,586)	$362,602
As a percent of total sales	19.5%	12.2%	14.6%		17.3%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect rationalization net charges of $29,354 in International Welding, primarily due to the impact of the Company’s disposition of its Russian entity, and $1,396 in the Harris Products Group, a loss on asset disposal of $4,950 recorded to Other income (expense) in International Welding, and acquisition transaction costs of $3,944 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $5,742 and $1,659 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $3,544 in International Welding, and a gain on asset disposal of $1,646 in International Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$676,966	$(45,665)	$12,420	$6,522	$(1,307)	$648,936
International Welding	253,403	(9,557)	57	(3,149)	(1,996)	238,758
The Harris Products Group	130,196	(2,523)	—	6,728	(412)	133,989
Consolidated	$1,060,565	$(57,745)	$12,477	$10,101	$(3,715)	$1,021,683

% Change
Americas Welding		(6.7)%	1.8%	1.0%	(0.2)%	(4.1)%
International Welding		(3.8)%	0.0%	(1.2)%	(0.8)%	(5.8)%
The Harris Products Group		(1.9)%	—	5.2%	(0.3)%	2.9%
Consolidated		(5.4)%	1.2%	1.0%	(0.4)%	(3.7)%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$1,335,611	$(88,318)	$16,584	$8,806	$352	$1,273,035
International Welding	505,819	(21,829)	57	(7,159)	(2,369)	474,519
The Harris Products Group	258,478	(11,379)	—	8,171	56	255,326
Consolidated	$2,099,908	$(121,526)	$16,641	$9,818	$(1,961)	$2,002,880

% Change
Americas Welding		(6.6)%	1.2%	0.7%	0.0%	(4.7)%
International Welding		(4.3)%	0.0%	(1.4)%	(0.5)%	(6.2)%
The Harris Products Group		(4.4)%	—	3.2%	0.0%	(1.2)%
Consolidated		(5.8)%	0.8%	0.5%	(0.1)%	(4.6)%